Exhibit 10.18

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

AMENDED AND RESTATED MASTER PRODUCT PURCHASE AGREEMENT

This Amended and Restated Master Product Purchase Agreement (this “Agreement”) is made and entered into this 15th day of January 2016 (the “Execution Date”), and effective as of November 1, 2015 (the “Effective Date”), by and between Smart Sand, Inc. a Delaware Corporation, with a place of business at 1010 Stony Hill Rd., Suite 175, Yardley, Pennsylvania 19067 (“Smart Sand”) and Weatherford U.S., L.P., a Louisiana limited partnership with a place of business at 2000 St. James Place, Houston, Texas 77056 (“Buyer”).

RECITALS

A.    Whereas, Smart Sand mines, processes and sells certain industrial sand products; and

B.    Whereas, Smart Sand and Buyer are parties to that certain Master Product Purchase Agreement, dated as of February 3, 2012, and subsequently amended effective as of November 1, 2014 and March 1, 2015 (as so amended, the “Original Agreement”); and

B.    Whereas, Smart Sand and Buyer desire to amend and restate in its entirety the Original Agreement, as set forth in this Agreement, to provide for the terms under which Smart Sand will sell such products to Buyer, based on firm monthly and yearly commitments as more particularly described herein.

AGREEMENT

Now therefore, in consideration of the mutual covenants herein, the parties hereto agree as follows:

1.    Products, Forecasts and Quantity Commitments

1.1    Subject to the terms and conditions of this Agreement, during the Term (as defined in Section 7.1), Smart Sand agrees to sell and deliver to Buyer, and Buyer agrees to purchase and accept from Smart Sand, ISO grade *** frac sand products based on the specifications (the “Specifications”) set forth in Appendix C attached hereto and incorporated by reference (each a “Product” and collectively, the “Products”), in the product mix specified in Appendix B, and in quantities at least equal to the following minimum annual tonnage requirements (as applicable, the “Minimum Tons per Year”):

Contract Year	Minimum Tons per Year
1	***
2	***
3	***
4	***

Nothing in this Agreement shall be construed as limiting either party’s right to enter into a purchase or sale agreement with respect to any of the Products with a third party at any time.

1.2    For purposes of this Agreement: (i) the “Interim Period” shall mean the period beginning on the Effective Date and ending at 11:59 p.m. on July 31, 2016; and (ii) a “Contract Year” shall mean the period beginning on August 1 of a given year and ending at 11:59 p.m. on July 31 of the immediately following year. For the avoidance of doubt, Contract Year 1 shall be August 1, 2016 through July 31, 2017, Contract Year 2 shall be August 1, 2017 through July 31, 2018, and continuing in this manner until the expiration of the Term. For the avoidance of doubt, the Interim Period is not a Contract Year.

Buyer shall provide to Smart Sand a non-binding forecast for all Product requirements in each quarter at least *** prior to the first day of the first month of the applicable quarter.

1.3    In no event will Smart Sand be required to provide to Buyer (i) in any given month during the Interim Period, an aggregate amount exceeding *** tons of Products, and (ii) in any given month during the Term, an aggregate amount exceeding *** tons of Products.

1.4    In the event that Buyer purchases an amount of Products less than the Minimum Tons per Year stated in Section 1.1 above in any Contract Year during the Term (a “Shortfall”) and has not, in all preceding Contract Years, purchased an amount of Products exceeding, in total over all of the preceding Contract Years, the aggregate Minimum Tons per Year for all such preceding Contract Years (subject to further downward adjustment pursuant to Section 1.5) (“Prior Excess”) equal to or exceeding such Shortfall, Buyer shall pay to Smart Sand, on or before the date which is *** following the start of the ensuing Contract Year (or in the case of a Shortfall for Contract Year , *** after expiration of the Term), an amount (a “True-Up Payment”) equal to (i) ***, multiplied by the difference between the applicable Minimum Tons per Year stated above for such Contract Year and the actual tons purchased by the Buyer during such Contract Year (“Actual Tons”) plus the Prior Excess (the “Net Tons”), (i.e. (i) Net Tons = Minimum Tons per Year – (Actual Tons + Prior Excess), and (ii) True-Up Payment = (Net Tons * ***)). Any True-Up Payment that is less than $0 shall be automatically deemed to be $0, and Buyer shall not be entitled to any payment or credit from Smart Sand in connection with a True-Up Payment that is less than $0.

1.5    Buyer may choose to defer payment of a portion of the True-Up Payment by deferring the purchase of a certain amount of Products to the end of the Term (“Deferred Tons”). The total amount of Deferred Tons for all of the Products during the Term cannot exceed *** tons. Smart Sand and Buyer each acknowledge and agree that Buyer has deferred the purchase of *** tons of Products under the Original Agreement, which Products shall constitute the Deferred Tons hereunder, and subject to any reduction in the Deferred Tons as provided below, Buyer shall have no additional right to defer Products hereunder. If Buyer purchases more than the Minimum Tons per Year in any given Contract Year, (i) such excess shall automatically reduce the outstanding Deferred Tons, and, (ii) in the following Contract Year, the Prior Excess shall be reduced by the amount of such excess. By way of example (i) if Buyer purchases *** tons of Products in Contract Year 1 (and taking into account the *** tons of Deferred Tons hereunder), the Deferred Tons shall be decreased to *** tons of Products, and the Prior Excess in Contract Year 2 shall be ***, and (ii) if Buyer purchases *** tons of Products in Contract Year 1 (and taking into account the *** tons of Products that have been deemed deferred hereunder) , the Deferred Tons shall be decreased to *** and the Prior Excess in Contract Year 2 shall be *** tons. Within *** after completion of the Term, Buyer shall pay to Smart Sand (the “Deferment Payment”) an amount equal to *** multiplied by the amount of Deferred Tons as of the end of the Term.

Promptly after receiving the Deferment Payment, Smart Sand shall deliver to Buyer, in one or more shipments to be determined in Smart Sand’s reasonable discretion, the Deferred Tons. Buyer may, at its option, choose to not take delivery of some or all of the Products to be delivered in connection with the foregoing; provided, however, that if Buyer chooses not to take delivery of such Products, Buyer shall not be entitled to any refund of all or any portion of the Deferment Payment made to Smart Sand. Buyer’s choice to not take delivery shall be irrevocable and Buyer shall forfeit any title to or right to receive the Products that Buyer has chosen not to receive.

1.6    Smart Sand guarantees availability of *** tons of Product during the Interim Period, in the proportions provided in the product mix set forth on Appendix B. Subject to availability (as determined by Smart Sand in its sole discretion), Buyer may purchase Products in excess of *** tons per month during the Interim Period.

1.7    Buyer shall issue purchase orders to Smart Sand setting forth the quantities of Products, applicable prices, requested ship dates, destination of shipment and other details related to a specific order.

1.8    The terms and conditions of this Agreement are the controlling terms and conditions for the purchase of Products by Buyer. The printed terms and conditions of any purchase order, acknowledgment form, invoice or other business form of Buyer and Smart Sand shall not apply to any order. Buyer and Smart Sand agree that any purchase order issued by Buyer is for quantity and timing purposes only, and such purchase order does amend the terms of this Agreement.

2.    Price and Payment Terms

2.1    The pricing for each of the Products for the Interim Period and each Contract Year shall be as set forth on Appendix A attached hereto and incorporated by reference (“Contract Price”). The parties agree that all Products ordered by Buyer will be loaded onto Weatherford or Smart Sand supplied railcars (which Smart Sand railcars shall consist of *** railcars for Products), and shipped as specified in the purchase order, provided, however, that (i) Buyer agrees to comply with all freight scheduling mechanisms and timeframes designated by Smart Sand in writing to Buyer from time to time, and (ii) all railcars supplied by Weatherford will be set up to receive unpackaged Products, and delivery of the Products shall occur upon the transfer of Products into the applicable railcar via a delivery chute. Delivery will be, and all prices are quoted, FCA Smart Sand’s facility, Incoterms 2010. For the avoidance of doubt, all rail and shipping costs, including, without limitation, transloading charges and insurance costs, shall be borne exclusively by Buyer, including with respect to any Smart Sand supplied railcars. Any railcars to be provided by Smart Sand shall be provided in accordance with that certain Railcar Usage Agreement, by and between Smart Sand and Buyer, dated as of November 1, 2014, and subsequently amended and restated as of the Effective Date (as amended and restated, the “Railcar Usage Agreement”). Smart Sand shall endeavor in good faith to develop the ability to ship a portion of the Products shipped from its Oakdale facility (not to exceed *** of the total annual volume of Products shipped from the Oakdale facility to Buyer) on the Union Pacific Railroad, provided that (i) Buyer shall pay all additional rail and shipping costs associated with shipping such Products on the Union Pacific Railroad, including all costs related to delivering such Products via truck to a Union Pacific Railroad terminal, and (ii) if any federal, state or local government authority restricts Smart Sand’s ability to ship products from its Oakdale facility via truck, Smart Sand shall have no obligation to ship any Products on the Union Pacific Railroad unless and until such restrictions are removed. The Contract Price shall be subject to adjustments implemented during the Term in accordance with the terms set forth in Appendix A.

2.2    Unless stated otherwise in an order, prices quoted by Smart Sand do not include sales, VAT use or similar taxes. And such taxes, fees, duties, and customs charges imposed on Smart Sand in the country or area of operations shall be reimbursed to Smart Sand by Buyer up to the amount quoted in an order. Smart Sand shall provide all necessary documentation to support any amounts sought to be reimbursed. Buyer shall not reimburse any amounts not supported by documentation or in excess of the amounts agreed in the order. All taxes and duties arising as a consequence of the performance of Smart Sand’s business or the sale of the Products, prior to delivery to Buyer, other than those expressly undertaken by Buyer are for the account of and the responsibility of Smart Sand. Buyer shall not be liable for any such taxes or duties or securities that are or may become payable, and Smart Sand shall defend, indemnify and hold harmless Buyer for Smart Sand’s failure to pay same. The terms “taxes” and “duties” shall mean all fees or charges imposed, assessed or levied by any governmental or other authority and shall include, but shall not be limited to, property, sales, use taxes, royalties, value added and excise taxes or other charges of a similar nature, customs or other duties, harbour and port dues, demurrage, wharfage, pilotage, stevedoring, customs agent fees and other such charges and other fees. The provisions of this clause shall continue after termination of this Agreement.

2.3    Smart Sand shall invoice Buyer upon shipment of Products. Other than as provided in Section 2.5 below, payment by Buyer shall be due and payable within *** after the date of invoice. Past due invoices are subject to a monthly service charge at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law.

2.4    Smart Sand’s Credit Department may, upon the failure by Buyer to pay any amounts owed to Smart Sand on or before the applicable due date and failure to cure within applicable cure period set forth in Section 7.2 below, revoke credit approval and require (on a good faith and reasonable basis) credit enhancements such as a prepayment or a letter of credit posted by Buyer to continue performing under this Agreement. Upon placing this instrument with an attorney for collection of past due payments or repossession of any Products, Buyer shall reimburse Smart Sand for reasonable attorneys’ fees, court costs, and other expenses incurred by Smart Sand to enforce the terms and conditions stated herein.

2.5    Buyer shall pay to Smart Sand the amount of ***, representing payment in full for all True-Up Payments up to the Effective Date of this Agreement (as defined in the Original Agreement) payable by Buyer under the Original Agreement (but, for the avoidance of doubt, not including the Deferred Tons) (the “Original Agreement Shortfall Amount”), which is due and payable ***. The foregoing *** shall be paid by Buyer within *** of being invoiced by Smart Sand.

2.6    Commencing on the Effective Date and continuing on or about the first day of each month during the Interim Period, Smart Sand will invoice Buyer for a non-refundable capacity reservation charge of *** per month (the “Interim Reservation Charge”), which shall be paid by Buyer within *** after the date of each such invoice. The Interim Reservation Charge shall be payable regardless of whether Buyer purchases any Products during any month in the Interim Period. Buyer shall pay to Smart Sand on the Execution Date an amount equal to ***, representing the Interim Reservation Charge for November and December 2015. Each monthly Interim Reservation Charge received by Smart Sand shall be used by Smart Sand to reduce the amount payable by Buyer for the first *** tons of Products purchased during such month by *** per ton. The foregoing payment reduction shall cease in any month of the Interim Period when the total payment reductions for Products purchased during such month is equal to ***; provided, however, that at the end of *** period during the Interim Period (i.e ***) (each, a “Measurement Period”), the parties will evaluate all purchases made during such Measurement Period, and if the average of the tons of Products purchased each month during such Measurement Period is at least *** tons per month, then Smart Sand shall provide a credit against future purchases of Products equal to the amount of any Interim Reservation Charge paid during such Measurement Period that has not been used to reduce the amount payable by Buyer for Products purchased during such Measurement Period. For the avoidance of doubt, Buyer is not entitled to any credit for tons of Products purchased in excess of *** tons per month. By way of example, if Buyer purchases *** tons in ***, *** tons in ***, and *** tons in ***, since the average purchases during the *** period was at least *** tons per month, Smart Sand will provide Buyer with a credit in the following Measurement Period of *** for the remaining unapplied portion of the Interim Reservation Charge in ***.

2.7    Commencing on August 1, 2016, and continuing on or about the first day of each month during the Term, Smart Sand will invoice Buyer for a non-refundable capacity reservation charge of *** per month (the “Monthly Reservation Charge” ), which shall be paid by Buyer within *** after the date of each such invoice. The Monthly Reservation Charge shall be payable regardless of whether Buyer purchases any Products during any month during the Term. ***.

2.8    Any failure by Buyer to pay any portion of the Original Agreement Shortfall Amount, or any Interim Reservation Charge or Monthly Reservation Charge when due shall constitute a material breach of this Agreement, and, in addition to (and not in lieu of) any other rights and remedies that Smart Sand has, the entire balance of the Original Agreement Shortfall Amount and all unpaid Interim Reservation Charges and Monthly Reservation Charges, as applicable, that have accrued or will accrue during the Term shall automatically and without notice become immediately due and payable and shall accrue interest at a rate equal to *** per month or the maximum rate from time to time permitted by applicable law, whichever is greater.

3.    Specifications

In the event Buyer desires to change the Specifications, a request for change shall be submitted to Smart Sand in writing. Smart Sand must agree to any such changes in writing prior to amendment of the Specifications. Smart Sand shall notify Buyer of any adjustment to the Contract Prices resulting from the changes to the Specifications requested by Buyer. Buyer must agree to the adjustment to the Contract Prices in writing prior to any amendment of the Specifications.

4.     Delivery

4.1    The Products shall be delivered in accordance with Section 2.1 of this Agreement. Smart Sand reserves the right to charge Buyer a storage fee for any Buyer controlled rail car that remains at Smart Sand’s rail facility longer than *** after arrival through no fault of Smart Sand.

4.2    In the event that Smart Sand is unable to supply Buyer’s requirements, Buyer shall have the right to purchase replacement Products from alternative sources (“Replacement Products”) after receipt of notification of Smart Sand’s failure to supply. Provided that Smart Sand’s inability to supply is not the result of an Excusable Delay under Section 9 below, then all Replacement Products purchased by Buyer shall be exempt from the Buyer’s requirements obligation set forth in Section 1.1 above. Except to the extent the failure to supply is a result of an Excusable Delay, Smart Sand shall be responsible for the difference between the Contract Price and the price of Replacement Products along with any additional transportation cost made necessary by such failure to supply.

5.    Inspection

Smart Sand shall test the Products in accordance with the testing procedures set forth on Appendix D for compliance with the Specifications. Smart Sand shall retain all testing records for a period of *** and shall, at Buyer’s request, supply to Buyer a copy of Smart Sand’s test sheets, certified by Smart Sand to be a true copy. Because deliveries made pursuant to this Agreement shall be via large individual loads by rail, any inspection by Buyer shall be made at the point of loading. Buyer may, at its expense, have a representative at Smart Sand’s facility for the purpose of such inspection. Any Products not conforming to Specifications as determined by the testing procedures set forth on Appendix D prior to delivery are hereby rejected. Any such Products shall promptly be replaced by Smart Sand at no expense to Buyer. Buyer reserves the right to inspect Products within a reasonable time at Buyer’s location and reject any Products provided not in accordance with Specifications.

6.    Warranty

6.1    Smart Sand warrants to Buyer that Smart Sand shall have complied in all material respects with the testing procedures set forth on Appendix D attached hereto and incorporated by reference with respect to each Product.

6.2    Buyer acknowledges that Products may become damaged by improper handling after leaving Smart Sand’s facility or terminal and that Smart Sand shall have no obligation to replace such damaged Products.

6.3    THIS WARRANTY IS EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES. SMART SAND MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO ANY PRODUCTS.

7.    Term and Termination

7.1    This Agreement shall become effective on the Effective Date and shall expire at 11:59 p.m. on the last day of July 31, 2020 (the “Term”) unless sooner terminated as provided herein. The provisions of Sections 8 (Confidentiality), 10 (Limitation of Liability), 12 (Notices), 13 (Resolutions of Disputes), 14.1 (Compliance with Law), and 15 (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

7.2    Either party may terminate this Agreement, immediately upon written notice to the other party (i) if such other party is in material breach of any of its obligations under the Agreement and fails to cure such breach within thirty (30) business days after written notice thereof to such other party, or (ii) if such other party is insolvent or makes any arrangement with its creditors generally, or has a receiver appointed for all or a substantial part of its business of properties, or an insolvency, bankruptcy or similar proceeding is brought by or against such other party and involving such other party which is not dismissed within sixty (60) business days of its institution, or if such other party goes into liquidation or otherwise ceases to function as a going concern.

7.3    Subject to Section 9 below, Buyer shall have the right to terminate this Agreement immediately upon written notice to Smart Sand if Smart Sand has been advised by Buyer of performance, service or delivery problems and said problems have not been corrected within sixty (60) days.

8.    Confidentiality

8.1    The parties acknowledge that either party may disclose (orally or in writing) to the other confidential and proprietary information relating to the Products or each party’s business (together the “Confidential Information). Each party agrees that it will keep the Confidential Information of the other party disclosed to it in confidence by using at least the same degree of care to prevent unauthorized disclosure or use thereof as such party uses to protect its own confidential information of like nature, and that it will not knowingly disclose, directly or indirectly, any item of Confidential Information to any person, without the prior written consent of the disclosing party, except (i) only to those of the recipient’s employees who need to know the same in the performance of their duties for the recipient in connection with this Agreement; or (ii) to comply with any law, rule or regulation applicable to such party.

8.2    The parties’ non-disclosure obligations restrictions hereunder shall continue with respect to any item of Confidential Information until the earlier of the expiration of two (2) years following the termination of this Agreement for any reason, or until such item: (a) is or has become publicly available; or (b) was in the possession of, or known by, the recipient without an obligation to keep it confidential; or (c) has been disclosed to the recipient by an unrelated third party, without an obligation to keep it confidential; or (d) has been independently developed by the recipient.

9.    Excusable Delay

Neither party shall be liable for any delay or failure to perform to the extent caused by fire, flood, adverse weather conditions, explosion, war, riot, embargo, labor disputes, shortage of utilities, compliance with any laws, regulations, orders, acts or requirements from the government, civil or military authorities of which the party was unaware at the effective date of this Agreement, acts of God or the public enemy, or any act or event of any nature reasonably beyond such party’s control. In such circumstances, Buyer or Smart Sand may cancel the portion of any order subject to such delay by giving prompt written notice, provided that, such cancellation shall apply only to that portion of the order effected by the foregoing circumstances and the balance of the order shall continue in full force and effect. If Smart Sand’s production capacity is impaired as a result of one of the foregoing events of force majeure, then Smart Sand will allocate to Buyer a pro rata portion of Smart Sand’s total remaining capacity taking into account Smart Sand’s impaired production capacity, Buyer’s requirements pursuant to the forecast provided by Buyer in accordance with Section 1.2, and Smart Sand’s aggregate requirements for Products under purchase agreements with other customers. If Smart Sand’s production capacity is materially impaired after August 1, 2016 as a result of one of the foregoing events of force majeure and such impairment continues for ***, then Buyer may, at its sole discretion, choose to terminate this Agreement upon providing at least *** prior written notice and with no further liability other than paying for any unpaid (i) Interim Reservation Charges, (ii) Monthly Reservation Charges, (iii) Products delivered in accordance with the terms of the Agreement, (iv) Original Shortfall Amount and (iv) amounts due and payable under the Railcar Usage Agreement.

10.    LIMITATION OF LIABILITY.

EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, INCLUDING, WITHOUT LIMITATION, LOST GOODWILL, LOST PROFITS, WORK STOPPAGE OR IMPAIRMENT OF OTHER GOODS, AND WHETHER ARISING OUT OF BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

11.    PRODUCT NOTIFICATION

WARNING! MATERIAL SOLD PURSUANT TO THIS AGREEMENT MAY CONTAIN FREE SILICA – IN SUCH CIRCUMSTANCES, SEE MATERIAL WARNINGS AND DO NOT

BREATHE DUST OR USE FOR SANDBLASTING. IF YOU BREATHE FINE SILICA DUST POSSIBLY CONTAINED IN PRODUCTS YOU CAN SUFFER SEVERE, IRREVERSIBLE LUNG DAMAGE AND DEATH. SOME MEDICAL REPORTS STATE INHALATION OF SILICA DUST MAY CAUSE LUNG CANCER. MEDICAL REPORTS ALSO LINK BREATHING SILICA DUST TO CRIPPLING ARTHRITIS AND SKIN AND EYE IRRITATION. NEVER USE PRODUCTS CONTAINING SILICA DUST WITHOUT NIOSH/MSHA APPROVED RESPIRATORY PROTECTIVE EQUIPMENT.

Buyer acknowledges the above warning and assumes responsibility and shall be liable for communicating this warning and providing to its employees, contractors and/or agents any equipment necessary for their protection.

12.    Notice

Any notice or other communication hereunder shall be in writing and shall be deemed given and effective when delivered personally, by fax (and confirmed by certified or registered mail, postage prepaid, return receipt requested), or by overnight carrier, addressed to a party at its address stated below or to such other address as such party may designate by written notice to the other party in accordance with the provisions of this Section.

To Smart Sand:
Smart Sand, Inc.
1010 Stony Hill Rd., Ste 175,
Yardley, PA 19067
Attention: Susan Neumann
Facsimile: 215.295.7911

With a copy to:	Fox Rothschild LLP
997 Lenox Drive, 3rd Floor
Lawrenceville, New Jersey 08648
Attn: James D. Young
Facsimile: 609.896.1469

To Buyer:	Weatherford U.S., L.P.
2000 St. James Place
Houston, Texas 77056
Attn: Legal Department

13.    Resolution of Disputes

13.1    BOTH PARTIES AGREE THAT, TO THE EXTENT ALLOWED BY THE GOVERNING LAW, EACH PARTY HEREBY WAIVES ALL RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY LITIGATION INVOLVING THIS AGREEMENT.

13.2    It is the intent of the parties to exclude the application of the United Nations Convention on Contracts for the International Sale of Goods (1980). Nothing herein shall prohibit a party from availing itself of a court of competent jurisdiction for the purpose of injunctive relief. The parties acknowledge and agree that the respective parties may have available to them laws or remedies available under applicable local legislation; it is the intent of the parties to have the terms of this Agreement apply in every instance, including, without limitation, the choice of law provisions and the respective parties agree not to avail themselves of such alternate local legislation or remedies available thereunder. The parties acknowledge that this is a fundamental foundation for the risk allocation undertaken in this Agreement and should this provision be breached it would deny the other party the full benefit of its risk allocation and the agreed pricing structure. Accordingly, should a party avail itself of local legislation that conflicts or negates the risk allocation contained in this Agreement, then such party shall be liable to the non-breaching party for all damages arising therefrom.

14.    Compliance with Law

14.1    Compliance with Law. Subject to the limitations of this Agreement, it is agreed that in the performance of this Agreement all matters shall be conducted in compliance in all material respects with any and all applicable federal, state, provincial and local laws, rules and regulations in the area(s) in which the matters are being conducted. Any performance obligation arising under this Agreement is contingent on the prior receipt of all necessary government authorizations. If either party is required to pay any fine or penalty, or is subject to a claim from the other party’s failure to comply with applicable laws, rules or regulations, the party failing to comply shall defend, indemnify and hold harmless the other party for all damages, fees and/or fines for such failure to comply to the extent of the indemnifying party’s allocable share of the failure to comply.

14.2    Notwithstanding anything to the contrary, neither party shall be required to take any action or be required to refrain from taking any action prohibited, penalized or required, as applicable, under the laws of the United States, including, without limitation, the U.S. antiboycott laws.

14.3    Code of Conduct/ Gifts, Entertainment and Travel. It is considered to be in conflict with Buyer’s interest for its employees or any member of their immediate family to accept gifts, payments, extravagant entertainment, services, or loans in any form from anyone soliciting business, or who may already have established business relations with Buyer. Gifts of nominal value, entertainment, meals, and social invitations that are customary and proper under the circumstances, and do not place the recipient under any obligation, are acceptable. All Buyer employees are required to abide by and advise Smart Sand of the gifts and entertainment limits set forth in the Buyer Corporate Code of Conduct. Any travel or trips offered by Smart Sand to any Buyer employee is required to be approved by an appropriate vice president, or, as per Buyer Corporate Travel Policy. Accordingly, any gifts, payment of individual expenses, including, without limitation, trips, or conveyances to Buyer employees shall be disclosed in writing to the Buyer Ethics and Compliance Group. Certain policies will be published from time to time at the Buyer website [www.Weatherford.com] under Governance. The direct link for the Buyer code of conduct and other related policies is as follows:

http://www.weatherford.com/AboutWeatherford/CorporateGovernance/CodeofConduct/

14.4    Trade. Smart Sand recognizes and agrees to comply with Buyer’s trade compliance policy. Said policy prohibits involvement in this Agreement of any entity known to be headquartered in, or owned or controlled by a national of, these countries: Cuba, Iran, Sudan or Syria. Smart Sand is also hereby on notice that Buyer will not accept goods originating from any country subject to trade sanctions including Cuba, Iran, North Korea, Sudan or Syria. Should goods of such country of origin be delivered to Buyer against this explicit instruction, the goods will be immediately returned by Buyer to Smart Sand at Smart Sand’s expense. When the goods provided to Buyer (or part thereof) are subject to export control laws and regulations imposed by a government, Smart Sand will provide Buyer with applicable export control classification or rating number(s), and Harmonized Tariff Schedule Number(s) including certificates of manufacture in accordance with the origin rules imposed by the applicable governmental authorities. If said goods are eligible for preferential tax or tariff treatment (such as free trade or international agreement), Smart Sand will provide Buyer with the documentation required to participate in said treatment.

15.    Miscellaneous.

15.1    This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior oral and written agreements and all contemporaneous oral negotiation, commitments and understandings of the parties. This Agreement may not be changed or amended except by a writing executed by both parties hereto.

15.2    No party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any prohibited assignment or attempted assignment without the other party’s prior written consent shall be void.

15.3    This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to that state’s conflicts of laws principles or choice of law rules.

15.4    No delay or failure by either party to exercise or enforce at any time any right or provision of this Agreement shall be considered a waiver thereof or of such party’s right thereafter to exercise or enforce each and every right and provision of this Agreement. A waiver to be valid shall be in writing, but need not be supported by consideration. No single waiver shall constitute a continuing of subsequent waiver.

15.5    The rights and obligations of the parties hereto shall survive the termination or expiration of this Agreement to the extent that any performance is required under this Agreement after such termination or expiration.

15.6    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

15.7    The headings herein are for reference purposes only and are not to be considered in construing this Agreement.

15.8    If any provision of this Agreement shall be held illegal, invalid or unenforceable, in whole or in part, such provision shall be modified to render it legal, valid and enforceable while to the fullest extent possible preserving the business and financial intent and impact of the original provision, and the legality, validity and enforceability of all other provisions of the Agreement shall not be affected thereby.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Smart Sand, Inc.		Weatherford U.S., L.P.
(“Smart Sand”)		(“Buyer”)

By:	/s/ John Young	By:	/s/ Charity R. Kohl
Name:	John Young	Name:	Charity R. Kohl
Title:	Sales VP	Title:	Vice President

APPENDIX A

Product Pricing

Contract Prices are the sum of annual Base Prices and Quarterly fuel surcharges, as detailed below. Pricing for shipments each month should be based on the Contract Prices for the current quarter.

(1)(A)

Base Prices during the Interim Period will be *** per ton of *** Products and *** per ton of *** Products.

(1)(B)

Base Prices starting during Contract Year 1 will be based upon the Average Cushing Oklahoma WTI Spot Prices per barrel as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter (the “Oil Price Average”) ((Month 1 Average + Month 2 Average + Month 3 Average)/3=Oil Price Average) as follows:

Base Price Based Upon Oil Price Average (per barrel)
Product	Less than ***	At least *** and less than ***	At least *** and less than ***	At least ***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***
***	***	***	***	***

2)    Quarterly natural gas surcharges adjustments, starting on the Effective Date, with details below:

Natural Gas Surcharge: A Natural Gas Surcharge will be applied if the Average Natural Gas Price (ANGP) as listed on WWW.EIA.DOE.GOV for the preceding calendar quarter is above the Bench Mark, set at *** per MMBTU, and shall be adjusted at the end of each calendar quarter for the duration of the Agreement. A surcharge of *** per ton for every *** per MMBTU increase for the ANGP for the preceding calendar quarter will apply in addition to the Base Price for all products. For increases of less than *** per ton, the surcharge will be prorated, i.e., if the ANGP for a prior quarter averages *** per MMBTU, the surcharge will be *** per ton for the following quarter.

As an example, if the average of the monthly closes of NYMEX natural gas for January, February and March is ***, then *** will be added to the applicable Base Price for April, May and June. Additionally, if the average of the monthly closes of NYMEX natural gas for April, May and June is *** or less than *** will be added to the Base Price for July August and September.

3)    The amount payable by Buyer upon the termination of the Agreement prior to July 31, 2020 for any reason, other than a breach by Smart Sand, shall be *** per ton of Products that Buyer is committed to purchase under the Agreement for the entire Term and does not purchase during the Term, along with all amounts due and owing to Smart Sand for Products delivered by Smart Sand prior to the effective date of termination, all Interim Reservation Charges that have accrued or will accrue and have not been paid, and all amounts that have accrued or will accrue under the Railcar Usage Agreement and have not been paid.

APPENDIX B

Product Mix Parameters

Buyer acknowledges the need for a balanced Product sales mix output from Smart Sand’s facilities. Therefore, the following shall serve as a benchmark Product volume mix for each month during the Interim Period and the Term.

The following product mix shall apply commencing on the Effective Date:

Product	Minimum Monthly Volumes (Tons)*
***	***
***	***
***	***
Total	100%

*	Buyer may, at its option (but subject to availability as determined by Smart Sand in its sole discretion), purchase up to *** tons per month of *** Products, which shall be applied to the Minimum Monthly Volume at a ratio of *** ton of *** Products for *** tons of other Products (the “*** Ratio”). By way of example, assuming a Minimum Monthly Volume of *** tons, if Buyer purchases *** tons of *** Products, *** tons shall be applied towards the Minimum Monthly Volume, resulting in the Minimum Monthly Volume for the other Products being reduced to *** tons in the month in which such *** Products are purchased.

APPENDIX C

Specifications

As of the Effective Date of this Agreement the standards of ISO 13503-2 and API RP 19C are identical and as indicated below.

ISO 13503-2
Turbidity (NTU)	***
Kumbein Shape Factors:
Roundness	***
Sphericity	***
Clusters (%)	***
Sieve Analysis:
<0.1% of sample larger than first specified sieve size
% In Size – ***	***
% In Size – ***	***
% In Size – ***	***
% In Size – ***	***
<1.0% in pan
Solubility in 12/3 HCL/HF for 0.5 HR @150[o]F (% Weight Loss)	***

APPENDIX D

Testing Procedures

This schedule provides an explanation of how Smart Sand will test its Products to confirm that they are compliant with the Specifications set forth in Appendix C. All testing shall be conducted during periods when Smart Sand’s facility is operational and not during down time. Testing shall be conducted on sand samples taken from the transfer area that leads to Smart Sand’s storage silo(s).

The testing to be performed and its frequency, shall be as follows:

1.	***

2.	***

3.	***

4.	***

In addition Smart Sand will test and provide a sieve analysis of every rail car and send a COA for each car with the corresponding invoice.